Exhibit 10.1

PENN NATIONAL GAMING, INC.
PERFORMANCE SHARE PROGRAM

ARTICLE 1.
PURPOSE

This Penn National Gaming, Inc. Performance Share Program (as it may be amended or restated from time to time, the “Program”) has been adopted by the Compensation Committee of the Board of Directors of Penn National Gaming, Inc. (the “Company”), as a defined program under the Company’s  2008 Long Term Incentive Compensation Plan (as amended from time to  time, the “LTIP”), and is intended to assist in  attracting, motivating and retaining key executives who are expected to contribute meaningfully to the development and growth of the Company by providing such individuals with an additional equity-based incentive for outstanding performance, in this case, one tied directly to the Company’s financial performance.  The Program and Awards hereunder are made under and are subject to the terms of the LTIP, including the limitation on the maximum Award that may be granted to a Participant pursuant to Section 7.2 of the LTIP.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

The defined terms used in this Program without definition shall have the meanings set forth in the LTIP, unless varied in this Program.  In addition, wherever the following terms are used in the Program, they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1                               “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.2                               “Award” means, with respect to each Participant an award of Restricted Stock made under the LTIP and subject to the provisions of this Program.

2.3                               “Award Certificate” means the Certificate setting forth the specific terms of each Award granted under this Program.

2.4                               “Award Period” means a period of three consecutive Performance Periods, beginning with the Performance Period beginning on or after January 1, 2016, and a three-year Restriction Period beginning on the date the Award is made, and ending on the date on which the Committee makes its determination with respect to final vesting of the Award within 90 days after the end of the three-year Restriction Period or, if earlier, the date of the Committee determination following the occurrence of a Change in Control.  Notwithstanding the foregoing, no new Award Period shall commence on or after the date upon which a Change in Control occurs, unless otherwise determined by the Committee.

2.5                               “Award Target” means, with respect to each Participant for an Award  Period, thirty percent (30%) of such Participant’s targeted long-term incentive value calculated at the beginning of the Award Period and expressed as a number of Performance Shares.  One-third of the Award Target will apply to each of the Performance Periods in an Award Period.

2.6                               “Common Stock” means the common stock of the Company, $0.01 par value per share.

2.7                               “EBITDA” means, on an annual basis, the Company’s total earnings before interest taxes depreciation and amortization, as calculated by the Committee.

2.8                               “Eligible Employee” means any person who is an executive  and determined by the Committee to be eligible to participate in the Program.

2.9                               “Entry Level EBITDA” means, with respect to a Performance Period, 85% of the Performance Goal established by the Committee with respect to such Performance Period.

2.10                        “Maximum Level EBITDA” means, with respect to a Performance Period, 115% of the Performance Goal established by the Committee with respect to such Performance Period.

2.11                        “Participant” means an Eligible Employee who has received an Award under the Program pursuant to Section 3.2. For purposes of the LTIP, references to “Grantee” in the LTIP will refer to a Participant hereunder.

2.12                        “Performance Goal” means, with respect to a Performance Period, the target level of EBITDA that must be achieved for such Performance Period in order for a Participant’s  Performance Shares for such Performance Period to be credited to his or her account.  Achievement of the Performance Goal for a Performance Period means that the EBITDA with respect to such Performance Period equals or exceeds the Entry Level EBITDA for such Performance Period.

2.13                        “Performance Shares” means the number of shares of Restricted Stock equal to the Award Target, calculated by dividing the Award Target amount by the closing price of the Company’s Common Stock, as of the day immediately prior to the date the Award is granted.

2.14                        “Performance Period” means each one-year period commencing on the first day of the first, second and third calendar year in each Award Period and ending on the last day of such calendar year or, if earlier, the date of consummation of a Change in Control.

2.15                        “Restriction Period” means the period beginning on the date an Award is made and ending at the end of the applicable Award Period, subject to acceleration as set forth in Section 4.3.

2.16                        “Shares” means shares of Common Stock.

2.17                        “Target Level EBITDA” means, with respect to a Performance Period, 100% of the Performance Goal established by the Committee with respect to such Performance Period .

2.18                        “Termination of Service” means the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, for purposes of the Program, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.
PARTICIPATION AND AWARDS

3.1                               Participation.  The Committee shall establish the Participants eligible to receive an Award under the Program within the first 90 days of an Award Period for such Eligible Employee in its sole discretion (subject to the terms of any applicable employment agreement).

3.2                               Awards and Award Certificates.

(a)                                 Within 90 days after the first day of each Award Period commencing on or after January 1, 2016 (but in no event after the date required for a performance goal to be considered pre-established under section 162(m) of the Code) the Committee shall establish in writing the Award terms, including the Award Target, and the applicable Performance Goals, the Entry Level EBITDA, Target Level EBITDA and Maximum Level EBITDA (such that at all times the Maximum Level EBITDA shall be equal to or higher than the Target Level EBITDA, which in turn shall be equal to or higher than the Entry Level EBITDA) for the first Performance Period in the Award Period, and the Restriction Period. Thereafter the Committee shall establish the applicable Performance Goals for each of the second and third Performance Period in an Award Period within 90 days after the first day of each such Performance Period in such Award Period. The targets and other amounts established by the Committee pursuant to the preceding sentences shall in each case be subject to adjustment as determined by the Committee in its discretion as a result of changes in accounting principles and other significant extraordinary items or events; provided that in respect of any Award intended to qualify as performance-based compensation within the meaning of section 162(m) of the Code, such adjustments may only be made if and to the extent permitted by section 162(m) of the Code.

(b)                                 The Company shall provide an Award Certificate to each Eligible Employee who becomes a Participant with respect to an Award Period as promptly as practicable, and shall provide an amendment with the applicable Performance Goals for the second Performance Period and third Performance Period promptly after such Performance Goals are established by the Committee.

ARTICLE 4.
DETERMINATION OF PERFORMANCE GOAL ACHIEVEMENTS AND AWARD PAYOUTS

4.1                               Determinations and Certification by the Committee.

(a)                                 As soon as administratively feasible after the end of each Performance Period, the Committee shall determine whether the Performance Goals have been achieved for such Performance Period, and the level of such achievement (i.e., at or below the Entry Level EBITDA, between the Entry Level EBITDA and the Target Level EBITDA, between the Target Level EBITDA and the Maximum Level EBITDA, or above the Maximum Level EBITDA).  The Committee’s determination as to whether the applicable Performance Goals for a Performance Period have been satisfied shall be certified by the Committee in writing (including by electronic mail transmission).  Upon such determination and certification, the Participant will have credited to his or her account the number of Performance Shares for such Performance Period based upon the following:

•                                          If the Performance Goal is less than the Entry Level EBITDA, no Performance Shares are credited to the Participant;

•                                          If the Performance Goal is achieved at the Entry Level EBITDA, the number of Performance Shares credited for such Performance Period shall be 50% of the one-third of the Award Target Performance Shares applicable to such Performance Period;

•                                          If the Performance Goal is achieved at the Target Level EBITDA, the number of Performance Shares credited for such Performance Period shall be 100% of the one-third of the Award Target Performance Shares applicable to such Performance Period;

•                                          If the Performance Goal is achieved at or above the Maximum Level EBITDA, the number of Performance Shares credited for such Performance Period shall be 150% of the one-third of the Award Target Performance Shares applicable to such Performance Period;

•                                          If the Performance Goal is achieved at an amount between 85% (the Entry Level EBIDTA) and 100% (the Target Level EBITDA), the number of credited Performance Shares shall be determined in accordance with straight line interpolation and adjusted accordingly, and if the Performance Goal is achieved at an amount between 100% (the Target Level EBITDA) and 115% (the Maximum Level EBITDA), the number of  credited Performance Shares shall be determined in accordance with straight line interpolation and adjusted accordingly.  For example, if the target Performance Shares equal 16,000 and the EBIDTA Performance Goal is achieved at a 110% level, then the Performance Shares credited and banked for that Performance Period would be 21,360 (2/3rds of maximum times 16,000).

Any Performance Shares credited in accordance with this Section 4.1 shall remain subject to the Restriction Period until the end of the Award Period and the subsequent determination and certification by the Committee of the Performance Goal achieved and Performance Shares credited for the third Performance Period in the Award Period, unless the lapse of the Restriction Period forfeiture is accelerated as set forth in Section 4.3 of this Program.

(b)                                 For purposes of this Section 4.1, approved minutes of the Committee meeting in which a certification is made shall be treated as a written certification.  Notwithstanding the foregoing, each written certification by the Committee (including a certification by electronic email transmission) under this Section 4.1 shall be made by a date which will permit the Company to comply with any requirements under Section 162(m) of the Code.

(c)                                  Maximum Restricted Stock Award Limitation.  Notwithstanding any provision of this Program, in no event shall the Restricted Stock awarded under the Program to a Participant  exceed the limitation set forth in Section 7.2 of the LTIP.

4.2                               Continued Eligibility for and Forfeiture of Awards.

(a)                                 Continued Eligibility.  Except as provided in Section 4.3, each Participant who receives an Award must remain continuously employed by, or otherwise provide service to, the Company or any Subsidiary from the date he or she receives such Award until the last day of the Award Period.

(b)                                 Forfeiture.  Except as provided under Section 4.3, if a Participant has a voluntarily Termination of  Service or is terminated for Cause prior to the last day of an Award Period, then such Participant shall not be entitled to receive any payment under the Program with respect to his or her Award for any Performance Periods within that Award Period, regardless of whether credited to his or her account or not under Section 4.1.

4.3                               Lapse of Forfeiture Restrictions on Awards.

(a)                                 Involuntary Termination of Service.  If a Participant has an involuntary Termination of Service without Cause prior to the last day of an Award Period, such Participant shall be entitled to receive the issuance of Shares credited to his or her account, free of restrictions, with respect to the Performance Period(s) that have been completed as of the date of his or her termination.  The Committee has the discretion to vary this Section 4.3(a) prior to the date of termination.  All remaining Performance Shares that were not credited to the Participant’s account and do not have the forfeiture restrictions lapse shall be forfeited on the date of termination.

(b)                                 Death and Disability.  A Participant who dies or becomes Disabled prior to the last day of an Award Period shall be entitled to receive the issuance of Shares credited to his or her account, free of restrictions, with respect to the Performance Period(s) that have been completed as of the date of his or her death or Disability, and a pro-rata portion of the

Performance Shares applicable to the Performance Period in which such death or Disability occurs, but which has not been completed.  The forfeiture restrictions applicable to all Performance Shares credited to the Participant’s account shall lapse on the date of death or Disability, and the Company shall issue such Shares promptly to the Participant or to his or her estate.  The Performance Shares for which a Performance Period has not yet been completed shall continue in full force and effect until the end of the applicable Performance Period and until  the Committee makes the determination with respect to the achievement of the Performance Goal, at which point the pro-rata calculation shall be made at the same time as issued to other Participants, and the Shares issued promptly thereafter.  All remaining Performance Shares that were not credited to the Participant’s account and do not have the forfeiture restrictions lapse shall be forfeited on the date of the Committee’s determination.

(c)                                  Retirement.  A Participant who Retires from service prior to the last day of an Award Period shall be entitled to receive to receive the issuance of Shares credited to the Participant’s account, free of restrictions, with respect to the Performance Period(s) that have been completed as of the date of his or her Retirement, and a pro-rata portion of the Performance Shares applicable to the Performance Period in which such Retirement occurs, but which has not been completed.  The forfeiture restrictions applicable to all Performance Shares credited to the Participant’s account shall lapse on the date of Retirement, and the Company shall issue such Shares promptly to the Participant.  The Performance Shares for which a Performance Period has not yet been completed shall continue in full force and effect until the end of the applicable Performance Period and until  the Committee makes the determination with respect to the achievement of the Performance Goal, at which point the pro-rata calculation shall be made and the Shares issued at the same time as issued to other Participants.  All remaining Performance Shares that were not credited to the Participant’s account and do not have the forfeiture restrictions lapse shall be forfeited on the date of the Committee’s determination.

(d)                                 Change in Control. Upon the occurrence of a Change in Control, the applicable Performance Period which contains the date of the Change in Control shall end, and the Committee shall determine the achievement of the Performance Goal in compliance with Section 4.1.  Any remaining forfeiture restrictions on the Performance Shares for that Performance Period shall lapse on the date of the Committee’s determination, and the Company shall promptly issue the Shares to the Participant.  In addition, all previously credited shares within outstanding Restriction Periods shall be released to the Participant. All remaining Performance Shares for any future Performance Period(s) remaining in the Award Period shall be forfeited.

ARTICLE 5.
ADDITIONAL TERMS OF AWARDS

5.1                               Applicable Provisions of the LTIP. The provisions of the LTIP relating to Restricted Stock and all administrative, governance and general provisions of the LTIP, including Articles XII and XIV of the LTIP, apply to this Program. In the event of an inconsistency between the LTIP and this Program, this Program will control.

5.2                               Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Program. The Committee, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

5.3                               Designation of Beneficiary.  A Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Program is subject to all terms and conditions of the Program and any Award Certificate applicable to the Participant, except to the extent the Program or any Award Certificate otherwise provides, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is filed with the Committee prior to the Participant’s death.

5.4                               Conditions to Issuance of Shares.

(a)                                 All share certificates delivered pursuant to the Program and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Applicable Law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(b)                                 No fractional Shares shall be issued and the Committee, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

5.5                               Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Program, the Committee shall have the right to provide, in an Award Certificate or otherwise, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Certificate.

ARTICLE 6.
MISCELLANEOUS PROVISIONS

6.1                               Amendment, Suspension or Termination of the Program.  Subject to the terms of this Section 6.1, the Committee may amend the Program at any time and from time to time, and the Committee may at any time terminate the Program (in its entirety or as it applies to one or more specified Subsidiaries) with respect to Performance Periods that have not commenced as of the date of such Committee action; provided, however, that, the Program may not be amended in a manner that would impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant.  No Participant’s participation herein may be terminated in contemplation of or in connection with a Change of Control.  The Program may not be amended or terminated in contemplation of or in connection with a Change of Control unless adequate and effective provision for the making of all payments otherwise payable pursuant to Section 4.3(e) (as in effect on the date of the grant of the affected Award) with respect to such Change of Control shall be made in connection with any such amendment or termination. The Committee shall remain in existence after the termination of the Program for the period determined necessary by the Committee to facilitate the termination of the Program and the payment of any outstanding Awards hereunder, and all provisions of the Program that are necessary, in the opinion of the Committee, for equitable operation of the Program during such period shall remain in force.

6.2                               Changes in Common Stock or Assets of the Company and Other Corporate Events.

(a)                                 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stock Participants, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock the Committee shall make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Restricted Stock or Shares  that may be issued under the Program (including, but not limited to, adjustments of the limitations on the maximum number and kind of Restricted Stock or Shares which may be issued under the Program); (ii) the number and kind of Restricted Stock or Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Award Targets); and (v) purchase price per share, if any, for any outstanding Awards under the Program.

(b)                                 The Committee, in its sole discretion, may include such further provisions and limitations in any Award and related Award Certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Program.

6.3                               Effect of Program upon Other Compensation Plans. The adoption of the Program shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in the Program shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Program in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

6.4                               Compliance with Laws. The Program, the granting, crediting, and lapse of forfeiture restrictions applicable to Awards under the Program and the issuance and delivery of Shares under Awards granted or awarded under the Program are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Program shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Program and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

6.5                               No Right to Awards. No Eligible Employee shall have any claim to be granted any Award pursuant to the Program, and neither the Company nor the Committee is obligated to treat Eligible Employees uniformly.

6.6                               Unfunded Status of Awards. The Program is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Program or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

6.7                               Relationship to Other Benefits. No issuance of Restricted Stock or Shares pursuant to the Program shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

6.8                               Rights as Shareholders. During the Award Period, the Participant shall be entitled to vote any Restricted Stock  credited to his or her account during the Restriction Period.  During the Award Period, a Participant shall be entitled to dividends on Performance Shares credited to his or her account, which dividends shall be accrued and paid, if and when the Performance Shares are vested and paid out to the Participant in accordance with this Program.